UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Earliest Event Reported: July 5, 2011

National CineMedia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33296	20-5665602
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112-3405

(Address of principal executive offices, including zip code)

(303) 792-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 5, 2011, National CineMedia, Inc.’s (the “Company”) consolidated subsidiary, National CineMedia, LLC (“LLC”), completed a private placement of $200 million aggregate principal amount of 7.875% Senior Notes due 2021 (the “Notes”) to qualified institutional buyers in reliance on Rule 144A and to persons outside the United States in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

Indenture

The Notes were issued pursuant to an Indenture, dated as of July 5, 2011 (the “Indenture”), by and between LLC and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Notes are the senior unsecured obligations of LLC which rank equally in right of payment with all existing and future senior debt, without giving effect to collateral arrangements, are effectively subordinated to all existing and future secured debt of LLC, including all borrowings under LLC’s senior secured credit facility, as to the assets securing such debt and are senior in right of payment to any future subordinated debt. The Notes will be effectively subordinated to all liabilities of any subsidiaries that LLC may form or acquire in the future, unless those subsidiaries become guarantors of the Notes, which will only occur under limited circumstances.

The Notes will mature on July 15, 2021. Interest on the Notes accrues at a rate of 7.875% per annum and is payable semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 2012. LLC is obligated to make each interest payment to the holders of record of the Notes as of the immediately preceding December 30 and June 30.

Prior to July 15, 2016, LLC may redeem all or any portion of the Notes, at once or over time, at 100% of the principal amount plus the applicable make-whole premium, plus accrued and unpaid interest, if any, to the redemption date. LLC may redeem all or any portion of the Notes, at once or over time, on or after July 15, 2016 at specified redemption prices, plus accrued and unpaid interest, if any, to the redemption date. In addition, at any time prior to July 15, 2014, LLC may on any one or more occasions redeem up to 35% of the original aggregate principal amount of Notes from the net proceeds of certain equity offerings at a redemption price equal to 107.875% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date.

Upon the occurrence of a Change of Control (as defined in the Indenture), LLC will be required to make an offer to each holder of Notes to repurchase all of such holder’s Notes for a cash payment equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to the date of repurchase.

The Indenture contains covenants that, among other things, restrict LLC’s ability and the ability of its restricted subsidiaries, if any, to: (1) incur additional debt; (2) make distributions or make certain other restricted payments; (3) make investments; (4) incur liens; (5) sell assets or merge with or into other companies; and (6) enter into transactions with affiliates. All of these restrictive covenants are subject to a number of important exceptions and qualifications. In particular, LLC has the ability to distribute all of its quarterly available cash as a restricted payment if it meets a minimum net senior secured leverage ratio or as an investment.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment with respect to the Notes, the breach of covenants contained in the Indenture, payment defaults on other indebtedness at maturity or acceleration of or foreclosure under other indebtedness, the failure to pay certain judgments and certain events of bankruptcy, insolvency or reorganization. Generally, if an event of default occurs, the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal and accrued but unpaid interest on all the Notes to be due and payable immediately. In the case of certain events of bankruptcy, insolvency or reorganization, all outstanding Notes will become due and payable immediately without further action or notice.

The foregoing description of the Indenture is qualified in its entirety by reference to the complete copy of the Indenture filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference herein.

Registration Rights Agreement

In connection with the private placement of the Notes, LLC entered into a Registration Rights Agreement, dated as of July 5, 2011 (the “Registration Rights Agreement”), with J.P. Morgan Securities LLC, as representative of the Initial Purchasers named therein. Under the Registration Rights Agreement, LLC has agreed to use its commercially reasonable best efforts to file a registration statement with the Securities and Exchange Commission with respect to an offer to exchange the Notes for substantially identical notes that are registered under the Securities Act. LLC is required to use its commercially reasonable best efforts to cause the exchange offer registration statement to become effective, and to hold the exchange offer open for at least 20 business days. In addition, under certain circumstances, LLC will be required to file a registration statement for the resale of the Notes. If the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective) on or before March 31 2012, or if certain other events occur which constitute a Registration Default (as defined in the Registration Rights Agreement), LLC will be required to pay additional interest to the holders of the Notes.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the complete copy of the Registration Rights Agreement filed as Exhibit 4.3 to this Current Report on Form 8-K and incorporated by reference herein.

Effectiveness of Amendment to Credit Facility

As previously disclosed by the Company in a Current Report on Form 8-K filed with the Securities and Exchange Commission on June 23, 2011, LLC entered into an amendment dated as of June 20, 2011 to LLC’s senior secured credit facility dated as of February 13, 2007, as amended, by and among LLC, Barclays Bank PLC, as administrative agent, and certain lenders party thereto (the “Amendment”). Pursuant to the terms and conditions thereof, the Amendment became effective upon the completion of the private placement of the Notes.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information provided in Item 1.01 of this Form 8-K concerning the Indenture and the Notes is hereby incorporated into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of July 5, 2011, by and between National CineMedia, LLC and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 7.875% Senior Notes due 2021 (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of July 5, 2011, by and between National CineMedia, LLC and J.P. Morgan Securities LLC, as representative of the Initial Purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: July 7, 2011	By:	/s/ Ralph E. Hardy
Ralph E. Hardy
Executive Vice President, General Counsel and Secretary